Exhibit 10.2


                                Table of Contents
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Section 1 Interpretation...........................................................................................1


Section 2 Appointment of the Agents................................................................................3


Section 3 Forms of Notes; Authentication; Signatures...............................................................3


Section 4 Authorized Officers......................................................................................4


Section 5 Execution, Authentication, Delivery, Dating and Notification.............................................4


Section 6 Payments to Holders......................................................................................5


Section 7 Deposit of Moneys; Prescription..........................................................................9


Section 8 Registration of Transfer and Exchange....................................................................10


Section 9 Replacement Notes........................................................................................10


Section 10 Cancellation............................................................................................10


Section 11 Representations, Warranties and Certain Covenants of the Issuer.........................................10


Section 12 Fees and Expenses.......................................................................................10


Section 13 Rights and Liabilities of the Agents....................................................................11


Section 14 Notes Held by the Agents................................................................................13


Section 15 Duties as Information ..................................................................................13


Section 16 Duties of the Agents....................................................................................13


Section 17 Changes in Agents.......................................................................................14


Section 18 Indemnification.........................................................................................16


Section 19 Merger, Consolidation or Sale of Business by any Agent..................................................17


Section 20 Notices.................................................................................................17


Section 21 Modifications and Waivers...............................................................................19


Section 22 Judgment Currency.......................................................................................19


Section 23 Rights of Third Parties.................................................................................20


Section 24 Governing Law; Submission to Jurisdiction...............................................................20


Section 25 Counterparts............................................................................................21

                                                                  EXECUTION COPY







                           SANITEC INTERNATIONAL S.A.
                                    AS ISSUER

                                       AND

                              THE BANK OF NEW YORK
         AS PRINCIPAL PAYING AGENT, NEW YORK PAYING AGENT AND REGISTRAR

                                       AND

                     THE BANK OF NEW YORK (LUXEMBOURG) S.A.
                           AS LUXEMBOURG PAYING AGENT

                                       AND

                              THE BANK OF NEW YORK
                                   AS TRUSTEE





                            9% SENIOR NOTES DUE 2012




                       ----------------------------------

                             PAYING AGENCY AGREEMENT

                       ----------------------------------

         THIS AGREEMENT is made on May 7, 2002, among SANITEC INTERNATIONAL S.A. (the "Issuer"); THE BANK OF NEW YORK, as principal paying agent (the "Principal Paying Agent"); THE BANK OF NEW YORK, as registrar and transfer agent (the "Registrar"); THE BANK OF NEW YORK, as New York paying agent (the "New York Paying Agent"); THE BANK OF NEW YORK (LUXEMBOURG) S.A., as Luxembourg paying agent (the "Luxembourg Paying Agent" and, together with the Principal Paying Agent and the New York Paying Agent, the "Paying Agents" which expression shall, where the context so admits, include any successor paying agent(s) or registrar(s) for the time being appointed); and THE BANK OF NEW YORK, as trustee (the "Trustee", which expression includes any other trustee for the time being of the Indenture referred to below).

         WHEREAS, the Issuer has authorised the creation and issue of
(Euro)260,000,000 in aggregate principal amount of 9% Senior Notes due 2012 (the "Notes"); the Notes are constituted by and have the benefit of, an indenture dated May 7, 2002 (as amended and/or supplemented from time to time, the "Indenture") and made between the Issuer and the Trustee; the Notes will be in registered form and in a minimum denomination of (Euro)1,000; the Notes will be represented by Global Notes, which will be exchangeable for certificates representing Definitive Registered Notes only in the limited circumstances specified therein; and the Issuer, the Registrar, the Paying Agents and the Trustee wish to record certain arrangements which they have made in relation to the Notes;

         IT IS AGREED as follows:

SECTION 1       INTERPRETATION

         (a) In this Agreement, the following expressions have the following meanings:

         "AGENTS" means the Paying Agents and the Registrar and "AGENT" means any one of the Agents;

         "BUSINESS DAY" means any day on which commercial banking institutions are open for business and carrying out transactions in euro in the country in which the Principal Paying Agent has its Specified Office and is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System ("TARGET") is operating;

         "CLEARSTREAM BANKING" means Clearstream Banking, SOCIETE ANONYME;

         "DEPOSITARY" or "DEPOSITARIES" means one or more of Euroclear, Clearstream Banking, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository, as registered Holder of a Global Note;

         "EUROCLEAR" means Euroclear Bank S.A./N.A., as operator of the Euroclear System;

         "HOLDER" means a Person in whose name a Note is registered in the Registrar's books;

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company, government or any agency or political jurisdiction thereof or any other entity;

         "REQUIRED AGENT" means any Paying Agent or any Registrar which is the sole remaining Paying Agent with its Specified Office in any city where each stock exchange or other relevant authority (if any) on which the Notes are then listed requires there to be a Paying Agent or a Registrar; and

         "SPECIFIED OFFICE" means, in relation to any Agent:

                  (1) the office specified against its name in Exhibit 1 hereto; or

                  (2) such other office as such Agent may specify in accordance with Section 17(g).

         (b) In this Agreement, any reference to principal includes premium and any reference to principal or interest includes any Special Interest or Additional Amounts payable in relation thereto under the Notes.

         (c) Terms and expressions used but not defined herein have the respective meaning given to them in the Notes or the Indenture.

         (d) Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

         (e) If and to the extent that any provision of this Agreement conflicts or is inconsistent with the Indenture, the Indenture shall prevail.

SECTION 2       APPOINTMENT OF THE AGENTS

         (a) The Issuer, and for the purposes of Section 13(b) only, the Trustee hereby appoints each Agent to act in relation to the Notes, on the terms and conditions specified herein for the purposes specified in this Agreement, the Indenture and the Notes.

         (b) Each Agent hereby accepts the appointment set forth in Section 2(a) above upon the terms, and subject to, the conditions set forth in this Agreement and agrees to comply with the terms of this Agreement. Each Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes and such further powers and authority, acceptable to it, to act on behalf of the Issuer, and, for the purposes of Section 13(b) hereof, the Trustee as the Issuer and/or, the Trustee as the case may be, may hereafter grant to or confer upon it.

SECTION 3       FORMS OF NOTES; AUTHENTICATION; SIGNATURES

         (a) The face and reverse of each Global Note and any Definitive Registered Notes shall be in substantially the form set out in the Indenture. The Global Notes and any Definitive Registered Notes shall be executed in accordance with Section 2.02 of the Indenture and authenticated manually by or on behalf of the Principal Paying Agent. The Global Notes shall be deposited with The Bank of New York, and registered in the name of The Bank of New York Depository (Nominees) Limited, a nominee for a common depositary for the Depositaries.

         (b) Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of the Depositaries, each stock exchange, quotation system or listing authority (if any) on or by which the Notes are listed or quoted from time to time, any depository, clearance facility or governmental agency or as may consistently herewith be determined by the authorized Officers (as defined in the Indenture) of the Issuer executing such Notes, as evidenced by execution of such Notes. If the Issuer is required to deliver Definitive Registered Notes pursuant to the Indenture the Issuer shall promptly furnish the Principal Paying Agent with an adequate supply of Definitive Registered Notes (unauthenticated and with the names of the Holders left blank but executed on behalf of the Issuer and otherwise complete). The Issuer shall also arrange for such Global Notes and Definitive Registered

Notes as are required to enable the Registrar to perform their respective obligations under Section 8 and Section 9 to be made available to or to the order of the Registrar from time to time. The Registrar shall hold in safe custody all unauthenticated Global Notes and Definitive Registered Notes delivered to it in accordance with this Section and Section 4 below and shall ensure that they are authenticated and delivered only in accordance with the terms hereof (and any Authentication Order (as defined in the Indenture) made pursuant to the terms hereof), of the Global Notes (if applicable) and of the Indenture. Each Note will bear the manual signature or facsimile signature of two authorized Officers of the Issuer and the Principal Paying Agent shall, upon the receipt of a Authentication Order, authenticate and deliver the Notes in accordance with such Authentication Order. The aggregate principal amount of the Notes issued on the closing date of the offering of the Notes shall be equal to the aggregate principal amount of the Notes which the Issuer has authorised the creation of and shall not exceed (Euro)260,000,000.

SECTION 4       AUTHORIZED OFFICERS

         As necessary, the Issuer will furnish the Trustee and Registrar with a certificate of the Issuer certifying the incumbency and specimen signature of each authorized Officer and a certificate of the Issuer certifying the incumbency and specimen signatures of officers authorized to give instructions to the Trustee and/or Registrar as the case may be, with respect to the completion and delivery of Notes. Until, in each such case, the Trustee and/or Registrar as the case may be, receives a subsequent incumbency certificate, the Trustee and/or Registrar as the case may be, shall be entitled to rely on the information set forth in the incumbency certificates it last received for the purposes of determining the authorized Officers. Any such subsequent incumbency certificate of an authorized Officer shall be accompanied by an adequate supply of Definitive Registered Notes which are unauthenticated and with the names of the Holders left blank but executed on behalf of the Issuer by the authorized Officers and otherwise complete.

SECTION 5       EXECUTION, AUTHENTICATION, DELIVERY, DATING AND NOTIFICATION

         The Notes shall be executed upon issuance on behalf of the Issuer by two authorized Officers of the Issuer. If not already completed by the Issuer, the Principal Paying Agent will complete each Note with the name of the relevant Holder and with the principal amount in accordance with an Authentication Order of the Issuer and will authenticate such Note. If an authorized Officer whose signature is on a Note was an authorized Officer at the time of such execution but no longer holds that office or position at the time (for whatever reason, including death) and the Principal Paying Agent authenticates the Note, the Note shall nevertheless be valid. A Note shall not be valid until an authorised signatory of the Principal Paying Agent manually signs the certificate of authentication (substantially in the form set out in the Indenture) on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Agreement. The Notes shall be issued in the order of the serial numbers imprinted thereon and shall be dated the date of their authentication by the Principal Paying Agent and delivery to the Holder shall be made in the manner agreed upon by the Issuer and the Principal Paying Agent and set forth in the relevant Authentication Order. The Issuer will provide the Registrar with such information necessary to maintain a register of Holders. Any instructions given by the Issuer shall be given in the form of a Authentication Order signed on behalf of the Issuer by an authorized Officer or authorized Officers in the manner provided for in the resolutions of the Board of Directors of the Issuer or duly authorized committees thereof applicable to the Notes, at the time any such instruction is given. The Principal Paying Agent shall be entitled to rely upon any Authentication Order signed by an authorized Officer or authorized Officers as a confirmation that the issuance of the Notes contemplated by such written order complies with the requirements of such resolutions.

SECTION 6       PAYMENTS TO HOLDERS

         (a) The relevant Agent will pay, subject to the deposit of funds by the Issuer in accordance with Section 7(a), the principal amount of each Note at maturity or upon redemption, together with accrued interest due at maturity or redemption, as the case may be, to the Holder as set forth on the face of the Note against presentation and surrender of such Note, upon which the Principal Paying Agent will cancel and destroy such Note and remit a certificate of destruction directly to the Issuer in accordance with the Principal Paying Agent's customary practice.

         (b) Each payment of interest and principal shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the relevant Global Note. With respect to Definitive Registered Notes, all payments of interest and principal will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a cheque to each Holder's registered address.

         (c) All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of the Notes. No commissions or expenses shall be charged to the Holders in respect of such payments.

         (d) Where payment is to be made by transfer to a euro account, payment instructions (for value on the due date, or, if the due date is not a business day, for value on the next succeeding business day) will be initiated and, where payment is to be made by euro cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with this Section 6 arriving after the due date for payment or being lost in the mail. In this paragraph, "business day" means any day which is a day on which TARGET is operating and on which banks are open for business (including dealings in foreign currencies), in the case of surrender (or, in the case of part payment only, endorsement) of a Note, in the place in which the Note is surrendered (or, as the case may be, endorsed).

         (e) Each Paying Agent acting through its Specified Office shall make payments of interest and principal in respect of Notes, so long as the Notes are evidenced by the Global Note, in accordance with the terms thereof; provided, however, that:

                  (1) if the Global Note or Definitive Registered Note is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the Issuer and (if such Paying Agent is not the Principal Paying Agent) the Principal Paying Agent of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and the Principal Paying Agent has received the amount to be so paid;

                  (2) a Paying Agent shall not be obliged (but shall be entitled) to make such payments if:


                  (A) in the case of the Principal Paying Agent, it has not received the full amount of any payment due to it under Section 7(a); or

                  (B)      in the case of any other Paying Agent:

                           (i) it has been notified in accordance with Section 7(a) that the full amount of any payment required to be made has not been received, unless it is subsequently notified that the full amount of any payment required to be made has been received; or

                           (ii) it is not able to establish that the Principal Paying Agent has received (whether or not at the due time) the full amount of any payment due to it under
                           Section 7(a);

                  (3) each Paying Agent shall cancel each Note against presentation and surrender of which it has made full payment and shall deliver each Note so cancelled by it to, or to the order of, the Registrar; and

                  (4) notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

         (f) No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Section 6(e) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

         (g) If a Paying Agent other than the Principal Paying Agent makes any payment in accordance with Section 6(e):

                  (1) it shall notify the Principal Paying Agent of the amount so paid by it and the serial number and principal amount of each Note in relation to which payment of principal or interest was made; and

                  (2) subject to and to the extent of compliance by the Issuer with Section 7(a), (whether or not at the due time), the Principal Paying Agent shall pay to such Paying Agent out of the funds received by it under Section 7(a), by credit transfer in euro and in immediately available, freely transferable, cleared funds to such account with such bank as such Paying

         Agent has by notice to the Principal Paying Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

         (h) If the Principal Paying Agent makes any payment in accordance with
Section 6(e) it shall be entitled to appropriate for its own account out of the funds received by it under Section 7(a) an amount equal to the amount so paid by it.

         (i) Subject to sub-clauses 6(e)(1) and 6(e)(2), if a Paying Agent makes a payment in respect of Notes on or after the due date for such payment under the Indenture at a time at which the Principal Paying Agent has not received the full amount of the relevant payment due to it under Section 7(a) and the Principal Paying Agent is not able out of funds received by it under Section 7(a) to reimburse such Paying Agent therefor (whether by payment under Section 6(g) or appropriation under Section 6(h)), the Issuer shall from time to time on demand pay to the Principal Paying Agent for account of such Paying Agent:

                  (1) the amount so paid out by such Paying Agent and not so reimbursed to it; and

                  (2) interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;

PROVIDED, HOWEVER, that any payment made under sub-paragraph (1) shall satisfy PRO TANTO the obligations of the Issuer under Section 6(a).

         Interest shall accrue for the purpose of sub-paragraph (1) of Section 6(i) (as well after as before judgment) on the basis of a year of 365 days and the actual number of days elapsed and at the rate per annum which is the aggregate of one percent per annum and the rate per annum specified by such Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

         If at any time and for any reason a Paying Agent makes a partial payment in respect of any Note presented for payment to it, such Paying Agent shall endorse thereon a statement indicating the amount and the date of such payment. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of the Notes, the Registrar will note on the register of Holders a memorandum of the amount and date of any payment then made and, if the Note is presented for payment in accordance with this Agreement and the Indenture and no payment is then made, the date of presentation of such Note.

SECTION 7       DEPOSIT OF MONEYS; PRESCRIPTION

         (a) Prior to 10:00 a.m. (London time) on or prior to each Interest Payment Date, the Maturity Date and each payment date relating to an Asset Sale, Offer or a Change of Control Offer, and on the Business Day immediately following an acceleration of the Notes pursuant to Section 6.02 of the Indenture, the Issuer shall have deposited with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Issuer by the Trustee) in immediately available funds money (in Euros) sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, on all Notes then outstanding. Such payments shall be made by the Issuer in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes. In the event that the Principal Paying Agent does not receive from the Issuer the full amount of any payment required to be made on any interest payment date or at Maturity, in accordance with this Section 7, (i) the Principal Paying Agent shall give prompt notice to the Issuer, the Trustee and each other Paying Agent of any such non payment and (ii) each payment on account of principal of and interest on the Notes shall be made pro rata according to the respective principal amounts of the Notes then outstanding.

         (b) Claims against the Issuer in respect of principal, premium, interest, Special Interest and Additional Amounts will become void unless made within a period of ten years (in the case of principal, premium or Additional Amounts) and five years (in the case of interest or Special Interest) from the appropriate interest payment date. Any money deposited with the Principal Paying Agent for the payment of the principal of, premium, if any, or interest or Special Interest or Additional Amounts, if any, on any Note which remains unclaimed for two years after such amounts have become due and payable, shall be paid to the Issuer upon its request PROVIDED, that the Principal Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication and mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, the Holder of the relevant Note shall thereafter, as an unsecured subordinated creditor, look only to the Issuer for payment thereof and all liability of the Principal Paying Agent with respect to such money shall thereupon cease.

         (c) The relevant Agent shall be entitled to deal with each amount paid to it under Section 7(a) in the same manner as other amounts paid to it as a banker by its customers; provided, however, that it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof and it shall not be liable to any person for interest thereon.

SECTION 8       REGISTRATION OF TRANSFER AND EXCHANGE

         Registration of transfers and exchanges shall be made pursuant to
Section 2.07 of the Indenture.

SECTION 9       REPLACEMENT NOTES

         Replacement Notes shall be issued pursuant to Section 2.08 of the Indenture.

SECTION 10      CANCELLATION

         Cancellation of Notes shall be made pursuant to Section 2.12 of the Indenture.

SECTION 11      REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF THE ISSUER

         (a) Each instruction given to the Registrar in accordance with Section 4 hereof shall constitute a representation and warranty to the Registrar by the Issuer that the issuance and delivery of the Notes has been duly and validly authorized by the Issuer and that the Notes constitute the valid and legally binding obligations of the Issuer.

         (b) The Issuer shall provide the Registrar with (i) conformed copies of this Agreement and the Indenture, and (ii) the information and reports it is required to provide to the Trustee under Sections 4.03 and 4.04 of the Indenture.

         (c) The Issuer shall take all actions necessary, including but not limited to obtaining all permits and agreeing to all amendments necessary due to any change in, or interpretation regarding, any law, to ensure that the Notes remain legal, valid and enforceable under English law.

SECTION 12      FEES AND EXPENSES

         (a) Each of the Agents shall be entitled to such compensation (including any value added tax or any similar tax thereon) for its services under this Agreement at such rate as shall be agreed upon between the Principal Paying Agent, on behalf of the Agents, and the Issuer, which shall be paid annually in advance. The Issuer shall promptly reimburse the Principal Paying Agent for the account of the Agents for all out-of-pocket expenses (including fees and disbursements of its legal counsel) plus any applicable value added tax or similar tax reasonably and properly incurred by it in connection with the services rendered by it hereunder. The obligations of the Issuer to the Agents pursuant to this Section 12 shall survive the satisfaction or termination of this Agreement.

         (b) The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement, and the Issuer shall indemnify each Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax or similar tax) which it incurs as a result of, or arising out of or in relation to, any failure to pay or delay in paying any of the same. All payments of compensation or remuneration to the Agents under this Section 12 shall be made free and clear of, and without withholding or deduction for or on account of, any present or future Taxes, imposed or levied by or on behalf of any Taxing Authority within Luxembourg or within any other jurisdiction in which the Issuer is organised or resident for tax purposes or any political subdivision thereof or any Taxing Authority therein (each, a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of Taxes is then required by law or by the interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed by a Relevant Taxing Jurisdiction, shall at any time be required on any such payments of compensation and remuneration, the Issuer will pay (together with such payments) such additional amounts as may be necessary so that the net amounts received in respect of such payments by the Agents, after such withholding or deduction (including any such deduction or withholding from such additional amounts), shall equal the respective amounts which would have been received by the Agents if such Taxes had not been withheld or deducted.

SECTION 13      RIGHTS AND LIABILITIES OF THE AGENTS

         (a) Each of the Agents shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine and made or given and signed by the proper person or persons on behalf of the proper parties; provided, however, that this Section 13 shall not protect any Agent from any



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

liability relating to or arising out of actions or omissions in any capacity hereunder caused by its wilful default, negligence or bad faith. Any order, certificate, affidavit, written instruction, notice, request, direction, statement or other communication from the Issuer made or given by it and sent, delivered or directed to any Agent under, pursuant to or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement so long as it is in writing and signed by any authorized Officer of the Issuer. Each of the Agents may, but will not be obligated to, consult with counsel satisfactory to it and the advice of such counsel shall constitute full and compete authorisation and protection of such Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

         The recitals contained herein and in the Notes shall be taken as the statements of the Issuer and the Agents assume no responsibility for the correctness of the same. The Agents do not make any representation as to the validity or sufficiency of this Agreement or the Notes, except for each Agent's due authorisation, execution and delivery of this Agreement. The Agents shall not be accountable for the use or application by the Issuer of the proceeds of any Notes.

         Unless herein or in the Notes otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed by an authorized officer or any attorney-in-fact of the Issuer.

         (b) If any Default or Event of Default occurs, the Agents shall, if so required by notice given by the Trustee to the Issuer and the Agents (or such of them as are specified by the Trustee):

                  (1) act thereafter, until otherwise instructed by the Trustee, as the agents of the Trustee in relation to payments and calculations to be made by or on behalf of the Trustee under the Indenture (save that the Trustee's liability for the indemnification, remuneration and expenses of the Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of the Indenture and available to the Trustee for such purpose) and thereafter to hold all Notes and all moneys, documents and records held by them in respect of the Notes on behalf of the Trustee; and/or

                  (2) deliver up all Notes and all moneys, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall



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

         direct in such notice; provided, however, that such notice shall not be deemed to apply to any document or record which any Agent is obliged not to release by any law or regulation.

SECTION 14      NOTES HELD BY THE AGENTS

         Any of the Agents, its officers, employees and shareholders may become the owner of, or acquire any interests in the Notes, with the same rights (and subject to the same limitations) as if such Agent were not an Agent hereunder. Any of the Agents may engage in, or have an interest in, any financial or other transaction with the Issuer or any of its Affiliates (as defined in the Indenture) (including, without limitation, foreign exchange transactions of any type or nature and in any currency, whether a spot transaction, forward transaction, option, future or otherwise) and may act on, or as depository, trustee or agent for, any committee or body of holders of the Notes or other obligations of the Issuer, as if such Agent were not an Agent hereunder.

SECTION 15      DUTIES AS INFORMATION AGENT

         (a) The Registrar will arrange for all materials set forth in Section 11(b), if any, made available by the Issuer and supplied to the Registrar to be made available for inspection at the office of each Agent to the Holders appearing on the register of Holders, or to any prospective purchaser of a Note designated by the Holder of such Note to the relevant Agent. Whenever the Issuer intends to provide such information to the Holders or a prospective purchaser, the Issuer will cooperate with the Registrar, on behalf of the Agents, so that such information is provided to the Holders or the prospective purchaser in a timely manner.

         (b) The Registrar will carry out such other acts as may be necessary to give effect to the Notes and the other provisions of this Agreement and the Indenture. The Registrar shall notify the Issuer forthwith upon any changes in the register of Holders in order to enable the Issuer to maintain a register consistent in all respects with the register of Holders as required under Luxembourg law at its registered office. In addition, upon notification by the Issuer of receipt of service of demands, requests, instructions, orders, judgments or awards, the Registrar shall (to the extent required by law) forthwith make such entries in the register of Holders to give effect to such demands, requests, instructions, orders, judgments or awards.

SECTION 16      DUTIES OF THE AGENTS

         (a) In acting under this Agreement and in connection with the Notes, each of the Agents shall be obligated only to perform such duties as are specifically set forth herein and in the Notes, and as are required of such Agent by applicable law, and none of the Agents shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no other duties or obligations on the part of any Agent shall be implied by this Agreement or the Notes. In acting under this Agreement, none of the Agents assumes any obligation towards, or any relationship of agency or trust for or with, the Holders.

         (b) Upon receipt by the Registrar of notice from the Issuer that a Default or an Event of Default has occurred, the Registrar shall give notice of the occurrence thereof to the Trustee, the other Agents and the Holders, in accordance with the terms of the Notes.

         (c) Each Agent shall promptly forward to the Issuer (with a copy to the Trustee) any notice or demand received by such Agent from any Holder.

         (d) The Registrar shall, upon and in accordance with the instructions of the Issuer received at least 10 days before the proposed publication date, arrange at the cost of the Issuer for the publication and delivery of any notice which is to be given to the Holders and shall supply a copy thereof to the other Agents, the Trustee, each stock exchange or other relevant authority (if any) on which the Notes are then listed and each Depositary.

SECTION 17      CHANGES IN AGENTS

         (a) Any Agent may at any time resign its appointment by giving no less than 30 days' written notice to the Issuer (with a copy, in the case of an Agent other than the Registrar, to the Registrar and, in each case, to the Trustee), provided however, that (i) if such resignation would otherwise take effect less than 30 days before or after the maturity of the Notes or other Redemption Date or any Regular Record Date for an Interest Payment Date, it shall not take effect until the 90th day following such date; and (ii) in the case of the Registrar or a Required Agent, such resignation shall not take effect until a successor has been duly appointed consistently with Section 17(d) and 17(e) and notice of such appointment has been given to the Holders.

         (b) The Issuer may (with the prior written approval of the Trustee) revoke its appointment of any Agent by not less than 30 days' notice to such

Agent (with a copy, in the case of an Agent other than the Registrar, to the Registrar); provided, however, that, in the case of the Registrar or any Required Agent, such revocation shall not take effect until a successor has been duly appointed consistent with Section 17(d) and 17(e) and previously approved in writing by the Trustee and notice of such appointment has been given to the Holders.

         (c) The appointment of any Agent shall terminate forthwith if (i) such Agent becomes incapable of acting, (ii) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent, (iii) such Agent admits in writing its insolvency or inability to pay its debts as they fall due,
(iv) an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made), (v) such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (vi) an order is made or an effective resolution is passed for the winding-up of such Agent or (vii) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Registrar or any Required Agent is terminated in accordance with the preceding sentence, the Issuer shall forthwith appoint a successor in accordance with Section 17(d).

         (d) The Issuer may (with the prior written approval of the Trustee) appoint a successor Registrar or Paying Agents and shall forthwith give notice of any such appointment to the continuing Agents, the Holders and the Trustee, whereupon the Issuer, the continuing Agents, and the additional or successor Registrar, Principal Paying Agent, Paying Agent and the Trustee shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form MUTATIS MUTANDIS of this Agreement.

         (e) If the Registrar or any Required Agent gives notice of its resignation in accordance with Section 17(a) and by the fifteenth day before the expiry of such notice a successor has not been duly appointed in accordance with
Section 17(a), the Registrar or Required Agent may itself, following such consultation with the Issuer as is practicable in the circumstances and with the prior written approval of the Trustee, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the Trustee, the remaining Agents and the Holders, whereupon the Issuer, the remaining Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form MUTATIS MUTANDIS of this Agreement.

         (f) Upon any resignation or revocation taking effect under Section 17(a) or Section 17(b) or any termination taking effect under Section 17(c), the relevant Agent shall:

                  (1) be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Section 12(b), Section 14, this Section 17 and Section 18(a)); PROVIDED that this clause shall not relieve the relevant Agent from any liability to the Issuer in respect of any matters prior to such resignation or revocation becoming effective;

                  (2) in the case of the Registrar, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Registrar, of the records maintained by it in accordance with Section 8; and

                  (3) forthwith (upon payment to it of any amount due to it in accordance with Section 12) transfer all moneys and papers (including any unissued Notes held by it hereunder and any documents held by it pursuant to Section 15) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

         (g) If any Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer and the Trustee has been obtained), it shall give notice to the Issuer (with a copy to the other Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Trustee shall at the expense of the Issuer not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Section 17 on or prior to the date of such change) give notice thereof to the Holders.

SECTION 18      INDEMNIFICATION

         (a) The Issuer shall indemnify and hold harmless each Agent, its officers and employees from and against all actions, claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, legal fees and expenses and any applicable value added tax or similar tax) relating to or arising out of actions or omissions in any capacity hereunder, except such as may result from the wilful default, wilful misconduct, negligence or bad faith of such Agent.

         (b) This Section 18 shall survive the payment in full of all obligations under the Notes, whether by redemption or otherwise, and the termination of this Agreement by the Issuer or any of the Agents.

SECTION 19      MERGER, CONSOLIDATION OR SALE OF BUSINESS BY ANY AGENT

         Any legal entity into which any Agent or the Trustee may be merged, converted or consolidated, or any legal entity resulting from any merger, conversion or consolidation to which any Agent, or, as the case may be, the Trustee shall be a party shall, to the extent permitted by applicable law, be the successor to such Agent or, as the case may be, the Trustee under this Agreement without the execution of any document or any further act by the parties hereto, whereupon the Issuer, the Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Each Agent (or its successor) is required to notify the Issuer in the event that such Agent is merged with, converted into or consolidated with any other legal entity.

SECTION 20      NOTICES

         Any notice or other communication given hereunder, or pursuant to the Notes shall be in writing delivered in person, sent by letter or telecopy (with confirmation of receipt) or to such other address or facsimile number as the party to receive such notice may have previously specified:

         (1)      if to the Issuer, to it at:

                  Sanitec International S.A.
                  19-21 boulevard Prince Henri
                  L-1724 Luxembourg
                  RC Luxembourg 13 82 055

                  Attention:  Dr. Manuel Frias
                  Facsimile: +352-26 26 89-834

                  with a copy to:

                  Sanitec Oy
                  Mikonkatu 15A
                  00100 Helsinki, Finland

                  Attention:  Dr. Rainer S. Simon

         (2) if to an Agent, to it at the address or facsimile number specified against its name in Exhibit 1 hereto (or, in the case of an Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department therein specified and with a copy to:

                  The Bank of New York
                  One Canada Square
                  London E14 5AL
                  United Kingdom

                  Attn:  Global Trust Services
                  Facsimile:  +44 (0) 20 7964 6399

         (3)      If to the New York Paying Agent, to it at;

                  The Bank of New York
                  101 Barclay Street
                  Floor 21 West
                  New York, NY 10286

         4)       if to the Trustee, to it at:

                  The Bank of New York
                  One Canada Square
                  London E14 5AL
                  United Kingdom

                  Attn:  Global Trust Services
                  Facsimile: +44 (0) 20 7964 6399

         All notices and communications (other than those sent to holders of Global Notes or Definitive Registered Notes) shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed;
(iii) when answered back, if telexed; (iv) when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder of one or more Global Notes or Definitive Registered Notes will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         All notices to the Holders (whilst any Notes are represented by one or more Global Notes) shall be delivered to the Depositaries for communication to entitled Participants. Any notice will be deemed to have been given on the date of delivery to the Depositary. Alternatively, any notice shall be valid if published in a leading newspaper having a general circulation in New York City (which is expected to be the WALL STREET JOURNAL), a leading newspaper having a general circulation in London (which is expected to be the FINANCIAL TIMES) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT). If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

         Any notices and other communication hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

         The Principal Paying Agent hereby agrees to give the notices required to be delivered by it pursuant to the Indenture.

SECTION 21      MODIFICATIONS AND WAIVERS

         The Issuer and the Trustee shall only agree to any amendment or modification to this Agreement in compliance with the relevant provisions of the Indenture.

SECTION 22      JUDGMENT CURRENCY

         The Issuer shall indemnify the Holders against any loss incurred, as a result of any judgment or award in connection with the Notes, or Indenture being expressed in a currency (the "Judgment Currency") other than Euros and as a result of any variation as between (i) the spot rate of exchange used to calculate the Judgment Currency in which such judgment or award is paid, and
(ii) the spot rate of exchange at which the indemnified party converts or could have converted such Judgment Currency at the earliest practicable time after such judgment or award is rendered and becomes final. The foregoing shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order. The term "spot rate of exchange" includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency

SECTION 23      RIGHTS OF THIRD PARTIES

         This Agreement does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to this Agreement.

SECTION 24      GOVERNING LAW; SUBMISSION TO JURISDICTION

         (a) This Agreement and the Notes, and the rights and duties of the parties hereunder and thereunder, shall be governed by and construed in accordance with English law (articles 86 to 94-8 of the Luxembourg law of 10th August 1915 having been expressly waived).

         (b) The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any English court over any suit, action or proceeding arising out of or related to this Agreement or any Note. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         (c) As long as any of the Notes remain outstanding, the Issuer will at all times have an authorized agent in England, upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any Note. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer shall, to the extent permitted by law, be deemed in every respect effective service of process upon the Issuer in any such suit, action or proceeding. The Issuer has appointed Twyford Bathrooms, as its initial authorized agent upon which all writs and processed summonses may be served in any suit, action or proceeding brought in connection with this Agreement or the Notes against the Issuer (or at such other address or at the office of such other authorized agent as the Issuer may designate by written notice to the Registrar on behalf of the Agents).

SECTION 25      COUNTERPARTS

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  The Issuer

                  SANITEC INTERNATIONAL S.A.

                  By:

                           Name:
                           Title:

                  By:

                           Name:
                           Title:

The provisions set out in Section 24 are hereby expressly agreed to by SANITEC INTERNATIONAL S.A. for the purposes, INTER ALIA, of Article 1 of the Protocol annexed to the Convention on jurisdiction and enforcement of judgments in civil and commercial matters signed in Brussels on 27 September 1968.

For and on behalf of SANITEC INTERNATIONAL S.A.:

                _______________________

                _______________________


                  The Trustee

                  THE BANK OF NEW YORK

                           By:

                           Name:
                           Title:

                  The Registrar, the Principal Paying Agent and the New York Paying Agent

                  THE BANK OF NEW YORK

                           By:

                           Name:
                           Title:


                  The Luxembourg Paying Agent

                  THE BANK OF NEW YORK (LUXEMBOURG) S.A.

                           By:

                           Name:
                           Title:


                  By:

                           Name:
                           Title:

The provisions set out in Section 24 are hereby expressly agreed to by The Bank of New York (Luxembourg) S.A. for the purposes, INTER ALIA, of Article 1 of the Protocol annexed to the Convention on jurisdiction and enforcement of judgments in civil and commercial matters signed in Brussels on 27 September 1968.

For and on behalf of
THE BANK OF NEW YORK (LUXEMBOURG) S.A.:

                __________________________

                __________________________

                                    EXHIBIT 1

                         SPECIFIED OFFICES OF THE AGENTS

The Principal Paying Agent and Registrar:

The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

Fax:              + 44 20 7964 6399

Attention:        Global Trust Services



The Luxembourg Paying Agent:

The Bank of New York (Luxembourg) S.A.
c/o The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

Fax:              + 44 20 7964 6399

Attention:        Global Trust Services





The New York Paying Agent:

The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY 10286